Exhibit 5.1

                                NIXON PEABODY LLP
                                100 Summer Street
                        Boston, Massachusetts 02110-2131
                                      (617)
                                    345-1000
                                   Fax: (617)
                                     345-130


                                December 13, 2006




Biophan Technologies, Inc.
150 Lucius Gordon Drive, Suite 215
West Henrietta, New York 14586

Ladies and Gentlemen:

      We have acted as counsel to Biophan Technologies, Inc. (the "Company") in connection with the Registration Statement of the Company on Form S-1 (the "Registration Statement") filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering 24,591,491 shares (the "Shares") of common stock of the Company, par value $.005 per share, to be offered and sold by the selling stockholders named in the Registration Statement (the "Selling Stockholders").

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including (i) the Articles of Incorporation of the Company as amended to the date hereof, (ii) the By-Laws of the Company as amended to the date hereof, (iii) the Securities Purchase Agreement dated as of October 11, 2006 among the Company and all of the Selling Stockholders except C.E. Unterberg, Towbin ("CEUT") (the "Securities Purchase Agreement"), (iv) the form of Senior Secured Convertible Notes of the Company due October 11, 2009, filed as Exhibit 4.15 to the Registration Statement (the "Convertible Notes"),
(v) the form of Five-Year Warrants, filed as Exhibit 4.16 to the Registration Statement (the "Five-Year Warrants"), and (vi) the form of One-Year Warrants, filed as Exhibit 4.17 to the Registration Statement (the "One-Year Warrants"). We have assumed that the Securities Purchase Agreement has been duly authorized, executed and delivered by each of the Selling Stockholders party thereto.

      As to questions of fact material to our opinion expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from public officials.

      The opinion expressed below is limited to the General Corporation Law of the State of Nevada, and we do not express any opinion herein concerning any other law.

      Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and after (a) the Registration Statement has become effective under the Act and assuming that the Registration Statement remains effective throughout the period during which the Shares are offered and sold, and (b) the Shares have, if required, been duly qualified or registered, as the case may be, for sale under applicable state securities laws and all applicable state securities laws are complied with, we are of the opinion that:


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Biophan Technologies, Inc.
December 13, 2006
Page 2

      (i) the 10,820,896 Shares that are issuable upon conversion of the aggregate $7,250,000 principal amount of the Convertible Notes are duly authorized and, if and when such Shares are issued in accordance with the terms of the Convertible Notes, such Shares will be validly issued, fully-paid and nonassessable;

      (ii) the 2,084,027 Shares that are issuable at the election of the Company in payment of interest to accrue under the Convertible Notes (using the Company's assumptions regarding the rates at which such interest is calculated and converted, as set forth in the Registration Statement) are duly authorized and, if and when such Shares are issued in accordance with the terms of the Convertible Notes, such Shares will be validly issued, fully-paid and nonassessable;

      (iii) the 10,820,896 Shares that are issuable upon exercise of the One-Year Warrants are duly authorized and, if and when such Shares are issued upon exercise of the One-Year Warrants in accordance with their terms and the consideration therefor has been received by the Company, such Shares will be validly issued, fully-paid and nonassessable; and

      (iv) the 865,672 Shares that are issuable upon exercise of the Five-Year Warrant held by CEUT are duly authorized and, if and when such Shares are issued upon exercise by CEUT of the Five-Year Warrant in accordance with its terms and the consideration therefor has been received by the Company, such Shares will be validly issued, fully-paid and nonassessable.

      This opinion may only be used in connection with the Registration Statement and may not be used, quoted or relied upon for any other purpose without our prior written consent.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and to the use of this firm's name under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.


                                                      Very truly yours,

                                                      /s/ Nixon Peabody LLP